Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), is entered into as of July 11, 2012 by, between and among Verilink Corporation, a Delaware corporation ("VERL"), LMK Global Resources, Inc., a Delaware corporation ("LMK GLOBAL"), and Verilink Merger Subsidiary, Inc., a Delaware corporation (“VERL SUB").

WHEREAS, on the date hereof, VERL has authority to issue Sixty Million (60,000,000) shares of common stock, $0.01 par value per share (the "VERL Stock"), of which Twenty Six Million One Hundred Four Thousand One Hundred (26,104,100) shares are issued and outstanding, One Million (1,000,000) shares of preferred stock, $0.01 par value per share, of which no shares have been issued; and 5,000,000 Warrants that convert into common shares, none of which have been converted since being issued under a Plan of Reorganization issued by a Bankruptcy Court.

WHEREAS, on the date hereof, LMK GLOBAL has authority to issue Sixty Million (60,000,000) shares of common stock, $0.01 par value per share (the "LMK GLOBAL Stock"), of which One Thousand (1,000) shares are issued and outstanding, and One Million (1,000,000) shares of preferred stock;

WHEREAS, on the date hereof, VERL SUB has authority to issue Sixty Million (60,000,000) shares of common stock, $0.01 par value per share (the "VERL Sub Stock"), of which One Thousand (1,000) shares are issued and outstanding, and One Million (1,000,000) shares of preferred stock;

WHEREAS, the respective Boards of Directors of VERL, LMK GLOBAL and VERL SUB have determined that it is advisable and in the best interests of each of such corporations that they reorganize into a holding company structure pursuant §251(g) of the Delaware General Corporation Law, under which LMK GLOBAL would survive as the holding company, by the merger of VERL, with and into VERL SUB, and with each holder of shares of VERL Stock receiving an equal number of share of LMK GLOBAL Stock in exchange for such shares of VERL Stock;

WHEREAS, under the respective certificates of incorporation of VERL and LMK GLOBAL, the LMK GLOBAL Stock has the same designations, rights and powers and preferences, and the qualifications, limitations and restrictions thereof, as the VERL Stock which will be exchanged therefore pursuant to the holding company reorganization;

WHEREAS, the Certificate of Incorporation and Bylaws of LMK GLOBAL, as the holding company, at the time of the merger contain provisions identical to the Certificate of Incorporation and Bylaws of VERL immediately prior to the merger, other than differences permitted by Section 251(g) of the Delaware General Corporation Law.

WHEREAS, the Certificate of Incorporation of VERL SUB is identical to the Certificate of Incorporation of VERL immediately prior to the merger, other than differences permitted by Section 251(g) of the Delaware General Corporation Law, pursuant to this Merger Agreement;

WHEREAS, the Boards of Directors of VERL, LMK GLOBAL, and VERL SUB have approved this Merger Agreement, shareholder approval not being required pursuant to Section 251(g) of the Delaware General Corporation Law;

WHEREAS, the parties hereto intend that the reorganization contemplated by this Merger Agreement shall constitute a tax-free reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code;

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, VERL, LMK GLOBAL, and VERL SUB hereby agree as follows:

1.

Merger.  VERL shall be merged with and into VERL SUB (the "Merger"), and VERL SUB shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation").  The Merger shall become effective at 5:00 o’clock p.m. on July 11, 2012 (the "Effective Time").

2.

Succession.  At the Effective Time, the separate corporate existence of VERL shall cease, and VERL SUB shall succeed to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of VERL, and VERL SUB shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of VERL, including, without limitation, all outstanding indebtedness of VERL, all in the manner and as more fully set forth in Section 251(g) of the Delaware General Corporation Law.

3.

Directors.  The Directors of VERL immediately preceding the Effective Time shall be the Directors of the Surviving Corporation and LMK GLOBAL at and after the Effective Time until their successors are duly elected and qualified.

4.

Officers.  The officers of VERL immediately preceding the Effective Time shall be the officers of the Surviving Corporation and LMK GLOBAL at and after the Effective Time, to serve at the pleasure of the Board of Directors of LMK GLOBAL

5.

Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

a.

each share of VERL Stock issued and outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and non-assessable share of LMK GLOBAL Stock;

b.

each share of VERL Stock held in the treasury of VERL immediately prior to the Effective Time shall be cancelled and retired;

c.

each option, warrant, purchase right, unit debenture or other security of VERL convertible into the same number of shares of LMK GLOBAL Stock as shares of VERL as such security would have received if the security had been converted into LMK GLOBAL Stock immediately prior to the Effective Time, and LMK GLOBAL shall reserve for purposes of the exercise of such options, warrants, purchase rights, units, debentures or other securities an equal number of shares of LMK GLOBAL Stock as VERL had reserved; and

d.

each share of LMK GLOBAL Stock issued and outstanding in the name of VERL immediately prior to the Effective Time shall be cancelled and retired and resume the status of authorized and unissued shares of LMK GLOBAL Stock.

6.

Other Agreements.  At the Effective Time, LMK GLOBAL shall assume any obligation of VERL to deliver or make available shares of VERL Stock under any agreement or employee benefit plan not referred to in Paragraph 5 herein to which VERL is a party.  Any reference to VERL Stock under any such agreement or employee benefit plan shall be deemed to be a reference to LMK GLOBAL Stock and one share of LMK GLOBAL Stock shall be issuable in lieu of each share of VERL Stock required to be issued by any such agreement or employee benefit plan, subject to subsequent adjustment as provided in any such agreement or employee benefit plan.

7.

Further Assurances.  From time to time, as and when required by the Surviving Corporation VERL SUB or by its successors or assigns, there shall be executed and delivered on behalf of VERL such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or conform, of record or otherwise, in the Surviving Corporation, the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of VERL, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of VERL or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

8.

Certificates.  At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares VERL Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of LMK GLOBAL Stock, as the case may be, into which the shares of VERL Stock represented by such certificates have been converted as herein provided and shall be so registered on the books and records of LMK GLOBAL and its transfer agent.  The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to LMK GLOBAL or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of LMK GLOBAL Stock, as the case may be, evidenced by such outstanding certificate, as above provided.

9.

Amendment.  The parties hereto, by mutual consent of their respective boards of directors, may amend, modify or supplement this Merger Agreement prior to the Effective Time.

10.

The Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation.

11.

Termination.  This Merger Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Merger Agreement by the board of directors of VERL, LMK GLOBAL, and VERL SUB, by action of the board of directors of VERL if it determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of VERL and its stockholders.

12.

Counterparts.  This Merger Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

13.

Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Merger Agreement.

14.

Governing Law.  This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

[ remainder of page intentionally left blank ]

IN WITNESS WHEREOF, VERL, LMK GLOBAL, and VERL SUB have caused this Merger Agreement to be executed and delivered as of the date first above.

VERILINK CORPORATION

A Delaware Corporation

By:

_________________________________

Name:

James A. Ditanna

Title:

President, CEO, CFO, Secretary/Treasurer and Sole Director

LMK GLOBAL RESOURCES, INC.

A Delaware Corporation

By:

_________________________________

Name:

James A. Ditanna

Title:

President, CEO, CFO, Secretary/Treasurer and Sole Director

VERILINK MERGER SUBSIDIARY, INC.

A Delaware Corporation

By:

_________________________________

Name:

James A. Ditanna

Title:

President, CEO, CFO, Secretary/Treasurer and Sole Director